Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

December 21, 2012

To:	Secure Digital, Inc.

As independent registered certified public accountants, we hereby consent to use in this Registration Statement on Form S-1/A, of our report dated, August 15, 2012 relating to the Audited financial statements of Secure Digital, Inc. and to the reference to our Firm under the caption “Named Experts and Counsel” appearing in the Prospectus.

Madsen and Associates CPA’s

/s/Madsen and Associates CPA’s ____